                                                                EXHIBIT 10.18(b)
                                                                ----------------

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Amendment ("First Amendment") is entered into as of December 15, 1997 among EKCO GROUP, INC., a Delaware Corporation (the "Borrower"), FLEET NATIONAL BANK a national banking association, as Agent (the "Agent") and Fleet National Bank ("Fleet") as Lender.

     WHEREAS, the Borrower, the Agent and Fleet are parties to an Amended and Restated Credit Agreement dated as of July 8, 1997 (the "Credit Agreement") and have agreed to amend the Credit Agreement;

     NOW THEREFORE, the parties hereby agree as follows:

     1. SECTION 1.1. DEFINITIONS is amended by adding the following:

          "Term Loan" shall mean the term loan credit facility in favor of Borrower.

          "Term Loan Commitment" shall mean, as to any Lender in respect to the Term Loan, the amount set forth below such Lender's name on the execution page hereof as its Term Loan Commitment.

          "Term Loan Notes" shall mean the term notes executed by the Borrower in favor of each Lender evidencing the Indebtedness of the Borrower under the Term Loan. Each Term Note shall be substantially in the form of Exhibit A to the First Amendment.

     2. SECTION 1.1. DEFINITIONS. The following definitions are amended as indicated:

          (a) "Maximum Revolving Credit Amount" is increased from "35,000,000" to $55,000,000."

          (b) Revolving Credit Termination Date is extended from "April 30, 2000" to "November 30, 2002."

          (c) "Consolidated Cash Flow" is amended in its entirety to read as follows:

                  "CONSOLIDATED CASH FLOW" shall mean for any period for any Person the sum of (i) Consolidated EBITDA, MINUS (ii) Capital Expenditures of Borrower and its Subsidiaries made or incurred during such period which are not financed by long term Borrowed Funds Indebtedness (as (i) and (ii) are determined in accordance with GAAP) MINUS (iii) all federal, state and other taxes actually paid or required to be paid during such period

                  (excluding any accrued, but not paid taxes, or taxes deferred in accordance with applicable tax law).

          (d) "Consolidated Fixed Charges" is amended in its entirety to read as follows:

                  "CONSOLIDATED FIXED CHARGES" shall mean any period for any Person the sum of (i) Consolidated Cash Interest Expense, plus
                  (ii) the aggregate amount of scheduled payments of principal by such Person and its Subsidiaries on Borrowed Funds Indebtedness for such period, including payments of principal at maturity unless such Indebtedness is paid at maturity or renewed, extended or refinanced in compliance with the terms of this Agreement, plus (iii) all Capital Lease Obligations scheduled to be paid during such period by such Person and its Subsidiaries, plus (iv) any dividends paid during such period by such Person and its Subsidiaries.

          (d) "Borrowing Base" is amended by adding the following at the end of the first sentence:

                  "; PROVIDED, HOWEVER, that the amount of Borrowing Base attributable to Eligible Inventory shall not exceed $35,000,000."

     3. Article 2. THE CREDITS. The introduction is amended in its entirety to read as follows:

          "Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, each of the Lenders hereby establishes credit facilities in favor of the Borrower in the respective principal amounts of each Lender's Revolving Credit Commitment and Term Loan Commitment. The aggregate Revolving Credit Commitments are $55,000,000 and the aggregate Term Loan Commitments are $10,000,000.

     4. SECTION 2.1. THE REVOLVING CREDIT FACILITIES. Subparagraph (a) is amended in its entirety to read as follows:

          "(a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date or the earlier acceleration of the Revolving Credit Notes, each Lender shall severally make such Advances to the Borrower as the Borrower may from time to time request, by notice to the Agent in accordance with Section 2.2, in an aggregate amount (i) as to each Lender, not to exceed at any time the amount of such Lender's Revolving Credit Commitment, and (ii) as to all of the Lenders, not to exceed an amount determined by subtracting (A) the aggregate outstanding balance of all Advances theretofore made by the Lenders with respect to such Revolving Credit Facility PLUS the aggregate amount available to be drawn under all Letters of Credit issued by the Agent for the account of the Borrower in accordance with Section 2.11 hereof, PLUS the amount of any unreimbursed draws under Letters of Credit from (B) the lesser of (x) the Borrowing Base or (y) the Maximum

Revolving Credit Amount from time to time in effect. Concurrently with the execution of the First Amendment, the Borrower will execute and deliver to the Lenders the Revolving Credit Notes to evidence the Advances."

     5.   SECTION 2.5. FEES is amended by adding the following:

          (d) AGENCY FEE. If Fleet assigns, pursuant to Section 12.2 to one or more financial institutions a portion of its rights and obligations in connection with the Credit Agreement, for so long as such institution holds such rights and obligations, the Borrower shall pay an agency fee to the Agent on the effective date of such assignment and on each yearly anniversary date of such assignment during the term of this Agreement in the amount of $10,000, which fee shall be fully earned on the date due and not subject to rebate in the event of termination of this Agreement.

     6. SECTION 2.11.1 ISSUING LETTERS OF CREDIT. Subsection (a) is amended by deleting the following: "the aggregate face amount of all outstanding Letters of Credit shall not at any time exceed $17,500,000" and substituting

                    "the face amount of the Letter of Credit would be available as an Advance under Section 2.1(a)"

     7.   The following is added:

          SECTION 2.12 THE TERM LOAN

          (a) AMOUNT. On the effective date of the First Amendment, each Lender shall severally fund the Term Loan in the amount of such Lender's Term Loan Commitment.

          (b) TERM NOTES. The amounts owed by the Borrower with respect to the Term Loan shall be evidenced by the Term Notes. The principal of the Term Loan shall be repaid in quarterly installments of $357,142.80 on the last day of each March, June, September and December commencing March 31, 1998, with the remaining principal balance due in full on the Revolving Credit Termination Date. The Term Loan may be prepaid in whole or in part at any time without premium or penalty, except that any portion of the Term Loan earning interest based upon the Applicable LIBOR Rate may be prepaid only at the end of an applicable Interest Period.

          (c) INTEREST. The Term Loan shall bear interest at the same rates as Advances under the Revolving Credit Facility and shall be subject to conversion from the Applicable Base Rate to the Applicable LIBOR Rate on the same terms and in the same manner as provided in Section 2.2(a) for Advances.

     8. ARTICLE 7. FINANCIAL RESTRICTIONS is amended in its entirety to read as follows:

          On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Borrower shall have no further right to borrow hereunder, the Borrower shall observe the following covenants.

          Section 7.1. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The ratio of Borrower's Consolidated Cash Flow to Consolidated Fixed Charges shall at no time be less than the ratios set forth below during the periods indicated, as measured at the end of each fiscal quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

               Period                                      Ratio
               ------                                      -----

               Through September 30, 1997                  1.0:1.0
               December 31, 1997 and thereafter            1.25:1.0

          Section 7.2 MINIMUM NET WORTH. The Consolidated Net Worth of Borrower, as measured at the end of such fiscal quarter, shall be not less than:

               Period                                      Amount
               ------                                      ------

               Through September 30, 1998              $ 95,000,000
               December 31, 1998 and thereafter        $105,000,000

          9. This First Amendment shall become effective upon funding of the Term Loan, which shall occur upon satisfaction of the following conditions:

               (a) Completion of the acquisition of APP Holding Corporation substantially in accordance with the terms of the Stock Purchase and Sale Agreement by and between APP Holding Corporation and the Borrower dated as of December 15, 1997.

               (b) Absence of material litigation which might have a Material Adverse Effect upon the credit worthiness of the Borrower.

               (c) Absence of a material adverse change in the business, operations, properties, assets or liabilities of the Borrower.

               (d) The Agent shall have received each of the following in form and substance satisfactory to the Agent and its counsel:

                    (1) NOTES. Revolving Credit Notes and Term Notes duly executed by the Borrower;

                    (2) GUARANTEES AND SECURITY DOCUMENTS. Guaranty Agreements and Security Agreements duly executed by each acquired entity;

                    (3) CERTIFICATE OF CORPORATE ACTION BY THE BORROWER. A certificate of the Clerk or Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes and the other Lender Agreements to which the Borrower is a party;

                    (4) OFFICER'S CERTIFICATES. A certificate regarding places of business and locations of collateral of each acquired entity in the form attached to the Credit Agreement as EXHIBIT G;

                    (5) RESOLUTIONS. Copies of all resolutions of the Executive Committee of, or the Board of Directors of, the Borrower and each of the Guarantors, certified by the Secretary or Clerk of the Borrower and the applicable Guarantor, as being contained in the minutes of each such Committee or Board of Directors, and all such other documents, similarly certified, evidencing all other necessary corporate actions by the Borrower and the Guarantors, duly authorizing the execution, delivery and performance by the Borrower and each Guarantor of the Lender Agreements to which each of them is a party and all other transactions contemplated hereby and thereby;

                    (6) CERTIFICATES OF CORPORATE ACTION BY GUARANTORS. A certificate of the Secretary or Clerk of each Guarantor, dated the Closing Date, certifying the names and true signatures of the officers of the Guarantor authorized to sign the Guaranty Agreements and the other Lender Agreements to which such Guarantor is a party;

                    (7) OPINION OF COUNSEL TO BORROWER AND GUARANTORS. The opinion of Messrs. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Borrower and the Guarantors, dated the Closing Date;

                    (8) OTHER DOCUMENTS. Such other documents, certificates and opinions as the Agent may reasonably request.

               (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties herein and those made by or on behalf of the Borrower or any Subsidiary in any other Lender Agreement shall be true and correct as of the date of such finding.

               (f) NO DEFAULT, ETC. There shall exist no Default or any other condition which, after the passage of time or giving of notice or both, would result in a Default upon the making of the Advances or the issuance of the Letters of Credit.

               (g) LEGALITY. The making of the Advances and the issuance of the Letters of Credit shall not be prohibited by any law or governmental order or regulation applicable to the Lenders, the Agent or to the Borrower, and all necessary consents, approvals and authorizations of any Person for all the credits made pursuant to this Agreement shall have been obtained.

               (h) AMENDMENT FEE. The Borrower shall have paid to the Agent for its own account an amendment fee in an amount set forth in a proposal letter dated October 30, 1997.

          9. Except as set forth in this First Amendment, the Credit Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date first above written.

                                   BORROWER:

                                   EKCO GROUP, INC.

                                   By: /s/ SUSAN M. SCACCHI
                                       -----------------------------------------
                                       Name: Susan M. Scacchi
                                       Title: Treasurer

                                   AGENT:

                                   FLEET NATIONAL BANK, as Agent


                                   By: /s/ RUBEN V. KLEIN
                                       -----------------------------------------
                                       Name: Ruben V. Klein
                                       Title: Vice President

                                   LENDERS:

                                   FLEET NATIONAL BANK

                                   By: /s/ RUBEN V. KLEIN
                                       -----------------------------------------
                                       Name: Ruben V. Klein
                                       Title: Vice President

                                   Address: Fleet National Bank
                                            One Federal Street
                                            Boston, Massachusetts 02110
                                            Attn: Ruben V. Klein, Vice President

                                            Telefax: (617) 346-4741

                                   Revolving Credit Commitment Percentage: 100%
                                   Revolving Credit Commitment: $55,000,000
                                   Term Loan Commitment: $10,000,000